Exhibit 1.1

EXECUTION VERSION

L BRANDS, INC.

TERMS AGREEMENT

July 14, 2021

L Brands, Inc.
Three Limited Parkway
Columbus, Ohio 43230

Ladies and Gentlemen:

We (the “Underwriter”) understand that (i) the stockholders of L Brands, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Stockholders”),  propose to sell to the Underwriter an aggregate of 20,041,646 shares of common stock (the “Common Stock”), par value $0.50 per share, of the Company (the “Shares”) and (ii) subject to and substantially concurrently with the sale of the Shares, certain stockholders of the Company will sell to the Company, pursuant to a Share Repurchase Agreement, dated July 13, 2021, by and among the Company and the selling stockholders named therein (the “Share Repurchase Agreement”), 10,000,000 shares of Common Stock (the “Repurchase Shares”). The shares of Common Stock to be outstanding after giving effect to the sale of the Shares and the Repurchase Shares are referred to herein as the “Stock”.

All the provisions contained in the document constituting Annex A hereto entitled “L Brands, Inc.—Securities—Underwriting Agreement Basic Provisions” are incorporated herein in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriter offers to purchase from each Selling Stockholder, at a purchase price of $73.01 per Share, the number of Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

J.P. MORGAN SECURITIES LLC

By:	/s/ Michael Rhodes

Name: Michael Rhodes
Title: Vice President

Address for Notices:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Email: michael.r.rhodes@jpmorgan.com
Attention: Michael Rhodes

2

Accepted:

L BRANDS, INC.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President and Treasurer

Accepted:

LESLIE WEXNER

By:	/s/ Dennis Hersch
	Name:	Dennis Hersch
	Title:	Attorney-in-Fact

THE LINDEN WEST TRUST

By:	/s/ Dennis Hersch
	Name:	Dennis Hersch
	Title:	Trustee

THE WEXNER FAMILY CHARITABLE FUND

By:	/s/ Dennis Hersch
	Name:	Dennis Hersch
	Title:	Attorney-in-Fact

LINDEN EAST II

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate
3

LINDEN WEST II

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate

CEDAR TRUST

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate

ROSE TRUST

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate

PINE TRUST

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate
4

WILLOW TRUST

By:	J.P. Morgan Trust Company of Delaware
	Title:	Trustee and Administrative Trustee

By:	/s/ Thomas Scott
	Name:	Thomas Scott
	Title:	Associate

THE BEECH TRUST

By:	/s/ Dennis Hersch
	Name:	Dennis Hersch
	Title:	Attorney-in-Fact

THE LINDEN EAST TRUST

By:	/s/ Dennis Hersch
	Name:	Dennis Hersch
	Title:	Trustee
5

SCHEDULE I TO TERMS AGREEMENT

Selling Stockholder	Number of Shares
LESLIE WEXNER	13,001,096
THE LINDEN WEST TRUST	3,611,181
THE WEXNER FAMILY CHARITABLE FUND	1,081,741
LINDEN EAST II	352,941
LINDEN WEST II	352,941
CEDAR TRUST	343,166
ROSE TRUST	343,166
PINE TRUST	343,166
WILLOW TRUST	343,166
THE BEECH TRUST	141,515
THE LINDEN EAST TRUST	127,567

I-1

SCHEDULE II TO TERMS AGREEMENT

a.	Pricing Disclosure Package

Free Writing Prospectus dated July 13, 2021 (the “FWP”).

b.	Pricing Information Provided Orally by the Underwriter

The public offering price per Share is $74.50.

The number of Shares is 20,041,646.
II-1

SCHEDULE III TO TERMS AGREEMENT

Written Testing-the-Waters Communications

“L Brands Investor Presentation” dated July 2021.
III-1

ANNEX A TO TERMS AGREEMENT

L BRANDS, INC.
Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

1.          Introductory.

1.1.          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-229414), including a prospectus, relating to certain securities, including the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on part b. of Schedule II to the Terms Agreement, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated July 13, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on part a. of Schedule II to the Terms Agreement.

“Applicable Time” means 5:10 P.M., New York City time, on July 14, 2021.

1.2.          Terms Agreement.  The terms with respect to the purchase of the Shares from the Selling Stockholders by the Underwriter, to which these Underwriting Agreement Basic Provisions constitute Annex A, are set forth in the Terms Agreement, which together with the provisions hereof incorporated therein by reference, is sometimes herein referred to as this “Agreement.”  Terms defined in the Terms Agreement are used herein as therein defined. This Agreement and the Share Repurchase Agreement are referred to herein as the “Transaction Documents”.

2.          Representations, Warranties and Agreements of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

2.1.          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9.1 hereof.

2.2.          Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9.1 hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

2.3.          Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II to the Terms Agreement, each electronic road show and any other written communications approved in writing in advance by the Underwriter.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9.1 hereof.

2.4.          Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the prior consent of the Underwriter with entities that the Company reasonably believes are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.5.          Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9.1 hereof.

2.6.          Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the “Exchange Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7.          Compliance with Reporting Requirements.  The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

2.8.          No Stabilization or Manipulation of Price.  None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.9.          Duly Incorporated and Validly Existing; Power and Authority.  Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, to the extent that the failure to qualify or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

2.10.          Capital Stock.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

2.11.          Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code was granted in accordance with the requirements thereof, (ii) each grant of a Stock Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. There is no and has been no policy or practice of the Company of coordinating the grant of Stock Options with (and prior to) the release or other public announcement of material information regarding the Company or its subsidiaries of their results of operations or prospects in violation of applicable law.

2.12.          Description of the Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.13.          Authorization, Execution and Delivery.  The Company has full right, power and authority to execute and deliver this Agreement and the Share Repurchase Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Share Repurchase Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.

2.14.          No Conflicts.  None of the execution and delivery of any of the Transaction Documents, the sale of the Shares or the Repurchase Shares and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any subsidiary is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in clauses (ii) and (iii), for conflicts, breaches, violations, liens, charges or encumbrances that would not have a Material Adverse Effect.

2.15.          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

2.16.          Financial Statements.  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus presents fairly the information called for in all material respects, and to the Company’s knowledge, has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.17.          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.18.          No Material Adverse Change.  Since the dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto following the Time of Sale), except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business, management or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company nor any subsidiary has incurred any liability or obligation, direct or contingent, other than in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole, and (iii) there has not been any material decrease in the capital stock or material increase in the long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of their respective capital stock other than quarterly cash dividends consistent with past practice.

2.19.          Investment Company Act.  The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

2.20.          Accounting Controls.  The Company maintains (i) effective internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly present the information called for in all material respects and, to the Company’s knowledge, are prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there are no material weaknesses in the Company’s internal controls over financial reporting.

2.21.          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.22.          Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

2.23.          Compliance with Laws. The Company and its subsidiaries are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in a Material Adverse Effect.

2.24.          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

2.25.          No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of any of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter or the purchase by the Company of the Repurchase Shares.

2.26.          Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

2.27.          No Unlawful Payments.  To the Company’s knowledge, none of the Company, any of its subsidiaries or any director, officer, or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment, except with respect to clauses (i), (ii) or (iv) to the extent that such usage, payment or failure to comply would not result in a Material Adverse Effect.

2.28.          Compliance with Anti-Money Laundering Laws.  To the Company’s  knowledge, the operations of the Company and its subsidiaries are conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.29.          No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its material subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other relevant sanctions authority (collectively, “Sanctions”) and the Company will not use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any person that at the time of such financing is subject to Sanctions.

2.30.          Cybersecurity. Except as would not have a Material Adverse Effect, and to the Company’s knowledge, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data  maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company, or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that has prompted a claim under its cyber-insurance policy and widespread public notification, as required under applicable data-breach laws (such event, a “Material Incident”); (B) neither the Company nor its subsidiaries have been notified of a Material Incident involving its IT Systems and Data; and (C) the Company and its subsidiaries, taken as a whole, have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices or as required by applicable regulatory standards.

2.31.          Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

2.32.          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to the Underwriter.

3.          Representations, Warranties and Agreements of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to and agrees with the Underwriter and the Company that:

3.1.          Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of the Transaction Documents (to the extent party thereto) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder and (as applicable) the Repurchase Shares pursuant to the Share Repurchase Agreement have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder and (as applicable) the Repurchase Shares pursuant to the Share Repurchase Agreement; each of the Transaction Documents and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder (to the extent party thereto).

3.2.          No Conflicts.  The execution, delivery and performance by such Selling Stockholder of each of the Transaction Documents (to the extent party thereto) and the Custody Agreement, and the sale of the Shares to be sold by such Selling Stockholder and (as applicable) the Repurchase Shares pursuant to the Share Repurchase Agreement, and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder if such Selling Stockholder is a corporation, the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or similar organizational documents if such Selling Stockholder is not a natural person, corporation or trust or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of (i) and (iii), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholders or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this agreement.

3.3.          Title to Shares.  Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares (if any) and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

3.4.          No Stabilization.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

3.5.          Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 3.5 are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, it being understood and agreed that for purposes of this Agreement, the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

3.6.          Material Information.  As of the date hereof and as of the Closing Date, that the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

3.7.          No Conflicts with Sanctions Laws.  Neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries is currently the subject or the target of Sanctions, nor is such Selling Stockholder, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of  Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Stockholder has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.8.          Organization and Good Standing. To the extent such Selling Stockholder is a corporation, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. To the extent such Selling Stockholder is a trust, such Selling Stockholder has been duly created and is validly existing under the laws of its jurisdiction of organization.

3.9.          Custody Agreement.  Such Selling Stockholder represents and warrants that book-entry entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed or shall be placed in custody prior to the Closing Date under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”). Such Shares represented by the book-entry entitlements held or to be held in custody for such Selling Stockholder under the Custody Agreement, are subject or will be subject to the interests of the Underwriter hereunder, and the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable.  The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, book-entry entitlements representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement.

4.          Purchase of the Shares.

4.1.          Each of the Selling Stockholders agrees, severally and not jointly, to sell the Shares to the Underwriter as provided in this underwriting agreement (this “Agreement”), and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share of $73.01 (the “Purchase Price”) from each of the Selling Stockholders the number of Shares as set forth opposite their respective names in Schedule I hereto.

4.2.          The Selling Stockholders understand that the Underwriter intends to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Selling Stockholders acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.

4.3.          Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Underwriter at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019 at 10:00 A.M., New York City time, on July 19, 2021, or at such other time or place on the same or such other date, as the Underwriter, the Company and the Selling Stockholders may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

4.4.          Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The certificates for the Shares (if any) will be made available for inspection and packaging by the Underwriter at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4.5.          Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person.  Additionally, the Underwriter is not advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company or the Selling Stockholders with respect thereto.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholders.

5.          [Reserved.]

6.          Further Agreements of the Company.  The Company agrees with the Underwriter that:

6.1.          Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act , will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

6.2.          Delivery of Copies.  The Company will deliver promptly to the Underwriter, without charge, such number of the following documents as the Underwriter may request: (i) the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (iii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

6.3.          Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

6.4.          Duty to Notify of Certain Events.  The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) [reserved]; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication  or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

6.5.          Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

6.6.          Earning Statement.  The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that the Company will be deemed to have furnished such earnings statement to its security holders and the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

6.7.          Clear Market.  For a period of 30 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

6.8.          Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

6.9.          No Stabilization or Manipulation of Price.  Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to cause or which might reasonably be expected to cause or result under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.10.          Reports.  So long as the Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

6.11.          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.12.          Shelf Renewal.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter.  If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

7.          Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally covenants and agrees with the Underwriter that:

7.1.          No Stabilization.  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

7.2.          Tax Form.  It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.3.          Use of Proceeds.  It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

8.          Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or prepared pursuant to Section 2.3 or Section 6.3 above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

9.          Indemnification.

9.1.          Indemnification by the Company.  The Company shall indemnify and hold harmless the Underwriter, the directors, officers and agents of the Underwriter, its affiliates and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, and any action in respect thereof, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Pricing Disclosure Package (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein (it being understood and agreed that the only such information consists of the following: (i) the marketing name of the Underwriter contained in the Prospectus, (ii) the legal name of the Underwriter and its participation in the sale of the Shares in the table set forth in the first paragraph under “Underwriting” and (iii) the information contained in the first, second and third paragraphs under “Underwriting—Price Stabilization, Short Positions and Penalty Bid”; provided, further, that the Company will not be liable for the amount of any settlement of any claim made without its consent, such consent not to be unreasonably withheld.  The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability or right which the Company may otherwise have to the Underwriter or any person who controls an Underwriter.

9.2.          Indemnification by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9.1 above, in each case but only to the extent that such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information and, provided further, that the liability of any Selling Stockholder pursuant to this Section 9.2 shall not exceed the total net proceeds (before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

9.3.          Indemnification by the Underwriter.  The Underwriter agrees to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each of the Selling Stockholders to the same extent as the foregoing indemnity from the Company to the Underwriter as set forth in Section 9.1 above, but only with reference to written information furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity (as described in the first proviso to Section 9.1 above); provided that the Underwriter will not be liable for the amount of any settlement of any claim made without the consent of the Underwriter, such consent not to be unreasonably withheld.  The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability which the Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons or any of the Selling Stockholders.

9.4.          Notice of Claim or Action.  Promptly after receipt by an indemnified party under Section 9.1, 9.2 or 9.3 above, as applicable, of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement of that action, but the failure to so notify the indemnifying party (i) will not relieve it from liability under such Section unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in such Section.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (in addition to local counsel) for such indemnified party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

9.5.          Contribution.  In the event that the indemnity provided in Sections 9.1, 9.2 or 9.3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and by the Underwriter, on the other, from the offering of the Shares;. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholders and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offer and sale of the Shares (before deducting expenses) received by them, and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by the Selling Stockholders hereunder.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders, on the one hand, or the Underwriter, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 9.5, in no case shall (i) the Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Shares purchased by the Underwriter hereunder or (ii) the contribution by any Selling Stockholder pursuant to this Section 9.5 exceed for each such Selling Stockholder, the Selling Stockholder Proceeds (without duplication of any amounts such Selling Stockholder is obligated to pay under Section 9.2 above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9.5, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, affiliate, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company and the Selling Stockholders within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company and the Selling Stockholders, respectively, shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to the applicable terms and conditions of this Section 9.5.

10.          Termination of Underwriter’s Obligations.  The obligations of the Underwriter under the Terms Agreement may be terminated by the Underwriter, in its absolute discretion, by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Shares on the Closing Date if, during the period beginning on the date of the Terms Agreement to and including the Closing Date, (i) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iv) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism or declaration by the United States of a national emergency or war or other calamity or crisis, or any worsening thereof, or any change in financial, political or economic conditions in the United States or elsewhere the effect of which on the financial markets of the United States and Europe is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares, as contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11.          Additional Conditions to the Obligations of the Underwriter. The obligations of the Underwriter under the Terms Agreement to purchase the Shares are subject to (i) the accuracy, on the date of the Terms Agreement and on the Closing Date of the representations and warranties of the Company and the Selling Stockholders contained herein, (ii) the accuracy, on the Closing Date of the statements of the Company and its respective officers and the Selling Stockholders made in any certificates delivered pursuant to the provisions hereof, (iii) performance by the Company and the Selling Stockholders of their respective obligations hereunder and (iv) each of the following additional conditions:

11.1.          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6.1 hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

11.2.          Opinion and 10b-5 Statement of Counsel for the Company.  The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to furnish to the Underwriter its opinion and 10b-5 letter, in each case, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

11.3.          Opinions of Counsel for the Selling Stockholders.  The Company and the Selling Stockholders shall have requested and caused (i) McDermott Will & Emery LLP, counsel for certain of the Selling Stockholders, to furnish to the Underwriter its opinions, dated the Closing Date, and addressed to the Underwriter, to the effect set forth on Exhibit A hereto, (ii) Zeiger, Tigges & Little LLP, counsel for certain of the Selling Stockholders, to furnish to the Underwriter its opinion, dated the Closing Date, and addressed to the Underwriter, to the effect set forth on Exhibit B hereto, and (iii) Weil, Gotshal & Manges LLP, counsel for the Selling Stockholders, to furnish to the Underwriter its opinion, dated the Closing Date, and addressed to the Underwriter, to the effect set forth on Exhibit C hereto.

11.4.          Comfort Letters.  (i) On the date of the Terms Agreement, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriter a letter, dated as of the date of the Terms Agreement, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the consolidated financial statements of the Company and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriter a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 11.4(i).

11.5.          CFO Certificate.  (i) On the date of the Terms Agreement, the Company shall have furnished to the Underwriter a certificate, in form and substance satisfactory to the Underwriter, of the Executive Vice President and the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information and (ii) at the Closing Date, the Company shall have furnished to the Underwriter a certificate, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that the chief financial officer affirms the statements made in the certificate furnished pursuant to Section 11.5(i).

11.6.          Opinion and 10b-5 Statement of Counsel for the Underwriter.  The Underwriter shall have received, on the Closing Date, from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

11.7.          Officer’s Certificate.  The Company shall have furnished to the Underwriter, on the Closing Date, a certificate of the Company, signed by the Executive Vice President and the Chief Financial Officer of the Company, or the Vice President–Treasury, Mergers and Acquisitions or any other officer reasonably satisfactory to the Underwriter, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and that:

(a)          no order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose is pending before or has been threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6.1 hereof; and all requests by the Commission for additional information have been complied with;

(b)          the representations and warranties of the Company in the Terms Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(c)          since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus , there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

11.8.          Selling Stockholder Certificates.  Each Selling Stockholder shall have furnished to the Underwriter, on the Closing Date, a certificate of such Selling Stockholder, in form and substance satisfactory to the Underwriter, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in the Terms Agreement are true and correct in all material respects on and as of the Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

11.9.          No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or any notice that the rating of the Company’s debt securities is under surveillance or review.

11.10.          No Legal Impediment to Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the sale of the Shares; and no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

11.11.          Good Standing. The Underwriter shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

11.12.          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the Selling Stockholders, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

11.13.          Share Repurchase Documents.  On or prior to the Closing Date, the Company and the applicable Selling Stockholders shall have furnished for review by the Underwriter a copy of the Share Repurchase Agreement and such further information, certificates and documents as the Underwriter may reasonably request in connection with the concurrent purchase by the Company of the Repurchase Shares.

11.14.          Additional Documents.  On or prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request. If any of the conditions specified in this Section 11 shall not have been fulfilled in all material respects when and as provided in the Terms Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in the Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, the Terms Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date, by the Underwriter.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 11 will be delivered at the office of counsel for the Underwriter on the Closing Date.

12.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriter or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

13.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by the Terms Agreement are consummated or the Terms Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (c) the costs of reproducing and distributing the Transaction Documents; (d) the fees and expenses of the Company’s counsel and independent accountants; (e) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (f) the cost of preparing stock certificates; (g) the costs and charges of any transfer agent and any registrar; (h) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (i) all expenses incurred by the Company in connection with any “roadshow” (except that the Underwriter shall pay its own expenses and 50% of the cost of any aircraft, in each case, in connection with any such “roadshow”). It is understood, however, that, except as provided in this Section and Section 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, as between the Company and the Selling Stockholders, the provisions hereof will not affect the terms set forth in the Registration Rights Agreement dated March 17, 2021, between the Company and certain of the Selling Stockholders, or the Share Repurchase Agreement, regarding the allocation of expenses as between the Company and the Selling Stockholders, which as between the Company and the Selling Stockholders shall control in the event of any conflict herewith.

(b)          If (i) the Terms Agreement is terminated pursuant to clause (i) of Section 10, (ii) the Underwriter declines to purchase the Shares because any Selling Stockholder for any reason fails to tender its Shares for delivery to the Underwriter or the Company or the Selling Stockholders fails to perform any of their respective obligations hereunder or (iii) the Underwriter declines to purchase the Shares because any condition to the obligations of the Underwriter set forth in Section 11 hereof is not satisfied, the Company and the Selling Stockholders jointly and severally agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with the Terms Agreement and the offering contemplated hereby.

14.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Underwriter named in the Terms Agreement at the address or telefax number set forth therein; with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg and Joseph D. Zavaglia, if to any Selling Stockholder, mailed, delivered or telefaxed to N.A. Property, Inc., 800 Walton Parkway, Suite 1000, New Albany, Ohio 43054, Attention Dennis Hersch, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, telefax (212) 310-8007, Attention Michael J. Aiello, or, if sent to the Company, will be mailed, delivered or telefaxed to Michael Wu, General Counsel of L Brands, Inc. (telefax no. (614) 415-7188), at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of the Legal Department, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, telefax (212) 701-5135, Attention: Deanna L. Kirkpatrick.

15.          Successors.  The Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to herein and the affiliates of the Underwriter referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.          Counterparts.  The Terms Agreement may be executed in any number of counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.          Applicable Law.  The Terms Agreement and any claim, controversy or dispute arising under or related to the Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Submission to Jurisdiction.  Each of the Company and the Selling Stockholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Company and the Selling Stockholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  Each of the Company and the Selling Stockholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Stockholder, as applicable, is subject by a suit upon such judgment.

19.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Company and the Selling Stockholders, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

20.          Recognition of the U.S. Special Resolution Regimes.

In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States For purposes of this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.          Waiver of Jury Trial. Each party to the Terms Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Terms Agreement or the transactions contemplated thereby.

22.          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

EXHIBIT A

FORMS OF OPINIONS OF
MCDERMOTT WILL & EMERY

EXHIBIT B

FORM OF OPINION OF
ZEIGER, TIGGES & LITTLE LLP

EXHIBIT C

FORM OF OPINION OF
WEIL, GOTSHAL & MANGES LLP

EXHIBIT D

FORM OF LOCK-UP AGREEMENT